Exhibit 99.1

VivoPower’s Tembo Achieves Key Business Combination Milestone for Nasdaq Listing: Submission of F-4 Registration to SEC on Confidential Basis as Revenue and Global Delivery Momentum Accelerates

Target closing date in March 2026, subject to SEC and Nasdaq review and approval

Becoming a publicly listed company on Nasdaq provides Tembo with its own platform to scale its growth globally

Combined entity to be named Tembo Group N.V. and expected to have symbols TEMB and TEMBW

Tembo EUV Kits delivered and installed with leading safari partners in Africa, including Asilia and The Safari Collection

Tembo Tusker sales and deliveries have commenced in Australia

Tembo Sarao E-Jeepney partnership receives confirmation of support from the Philippines Department of Transport following instructions from the Office of the President

LONDON, December 29, 2025 – VivoPower International PLC (Nasdaq: VVPR) (“VivoPower” or the “Company”), today announced that it has reached a major milestone with respect to the proposed business combination between its subsidiary, Tembo e-LV (“Tembo”), and the special purpose acquisition company, Cactus Acquisition Corporation I (OTC: CCTSF) (“CCTS”), being the confidential submission of a registration statement on Form F-4 relating to the business combination (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”). The submission of the Registration Statement reflects an important step towards Tembo becoming a publicly listed company on Nasdaq and provides Tembo with its own platform to scale its growth globally.

The combined entity following the business combination will be named Tembo Group N.V. and is expected to have its ordinary shares and public warrants listed on Nasdaq under the ticker symbols “TEMB” and “TEMBW”, respectively. The business combination is expected to close in March 2026, subject to the satisfaction or waiver of certain closing conditions, including the Registration Statement being declared effective by the SEC, receipt of approval of the listing of the combined company’s securities from Nasdaq, receipt of approval from CCTS’s shareholders and the satisfaction of other regulatory and customary approvals.

Tembo has been seeing significant progress in terms of customer adoption across Tembo’s product suite, encompassing the Tuskers, EUV conversion kits and E-jeepneys on the ground in Africa, Australia and the Philippines. This demonstrates that Tembo’s technology is affordable, durable, operational, and in demand from customers in our focus markets. VivoPower remains committed to executing on our promise to deliver both shareholder value and real-world decarbonization solutions.

In the last quarter, Tembo was engaged in multiple EUV kit conversions and delivered the first EUV conversion kits to its safari partners in Africa. These partners include market leaders Asilia and The Safari Collection, enabling them to be one of the first safari companies with fully electric-converted Land Cruisers. In addition, Tembo has opened a new office in Nairobi, Kenya and initiated the recruitment of engineers on the ground to support its customers, with assistance from its local partner, Associated Vehicle Assemblers (AVA).

Furthermore, Tembo has consummated sales of its fully electric utility pick up vehicle, the Tembo Tusker in Australia, following the successful achievement of homologation under updated Australian regulatory requirements.

In the Philippines, Tembo’s partnership with market leader Sarao Motors, has received a confirmation of support from the Philippines Department of Transport following instructions from the Office of the President. This follows the delivery by Tembo of electric jeepneys designed with modern electric architecture but built with the traditional exterior and interior design. These developments have paved the way for a prioritization of sales efforts in 2026, with Tembo working closely with Sarao Motors on inbound sales inquiries.

About Tembo

Tembo electric utility vehicles (EUVs) are a 100% electric solution for ruggedized and/or customized applications for fleet owners in the mining, agriculture, energy utilities, defense, police, construction, infrastructure, government, humanitarian, and game safari industries. Tembo provides safe, high-performance off-road and on-road electric utility vehicles. Its core purpose is to provide safe and reliable electrification solutions for utility vehicle fleet owners, helping to perpetuate useful life, reduce costs, maximize return on assets, meet ESG goals, and seeks to further the circular economy. Tembo is a subsidiary of VivoPower, a Nasdaq-listed B Corporation.

About VivoPower

Originally founded in 2014 and listed on Nasdaq since 2016, VivoPower operates with a global footprint spanning the United Kingdom, Australia, North America, Europe, the Middle East, and Southeast Asia. An award-winning global sustainable energy solutions B Corporation, VivoPower has three business units, Tembo, Caret Digital, and Vivo Federation. Tembo is focused on electric solutions for off-road and on-road customized and ruggedized fleet applications, as well as ancillary financing, charging, battery, and microgrid solutions. Caret Digital is a power-to-x business focused on the highest and best use cases for renewable power, including digital asset mining and AI data center infrastructure. Vivo Federation is the digital asset arm of VivoPower, focused on XRPL based real-world blockchain applications and maintaining exposure to Ripple Labs shares and XRP tokens. Across Tembo, Caret Digital and Vivo Federation, VivoPower has assembled a differentiated platform spanning power, mobility, compute and digital infrastructure, which the Company is now aligning behind its highest-return Power-to-X opportunity: Sovereign AI computing.

Forward-Looking Statements

The information in this communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, references with respect to the anticipated benefits of the proposed business combination and the projected future financial performance of CCTS, Tembo and the combined company following the proposed business combination; changes in the market for Tembo’s products and services and expansion plans and opportunities; Tembo’s ability to successfully execute its expansion plans and business initiatives; ability for Tembo to raise funds to support its business; the sources and uses of cash of the proposed business combination; the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed business combination; the projected technological developments of Tembo and its competitors; ability of Tembo to control costs associated with operations; the ability to manufacture efficiently at scale; anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and expectations related to the terms and timing of the proposed business combination. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of VivoPower’s, Tembo’s and CCTS’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Tembo, CCTS, VivoPower and the combined company. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed business combination Agreement; the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the proposed business combination; the ability to obtain or maintain the listing of the combined company’s securities on Nasdaq following the proposed business combination, including having the requisite numbers of shareholders and free-trading shares; costs related to the proposed business combination; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of certain projected financial information and other forecasts with respect to Tembo; Tembo’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implementing its growth strategy and satisfactory fulfillment of existing orders; Tembo’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its current and future product offerings; risks relating to Tembo’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, including order volume and fulfillment, loss of key customers or distribution relationships and deterioration in relationships between Tembo and its employees; Tembo’s ability to successfully collaborate with business partners; demand for Tembo’s current and future offerings; risks that orders that have been placed for Tembo’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that Tembo is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to Tembo’s products and services; risks that the combined company experiences difficulties managing its growth and expanding operations; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination; the outcome of any legal proceedings that may be instituted against Tembo, VivoPower, CCTS, the combined company or others following announcement of the proposed business combination and transactions contemplated thereby; the ability of Tembo to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by Tembo’s peers and competitors; and those risk factors discussed in documents of the combined company, VivoPower and CCTS filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of VivoPower, Tembo or CCTS presently know or that VivoPower, Tembo or CCTS currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect VivoPower’s, Tembo’s or CCTS’s expectations, plans or forecasts of future events and views as of the date of this communication. VivoPower, Tembo, CCTS and the combined company anticipate that subsequent events and developments will cause VivoPower’s, Tembo’s or CCTS’s assessments to change. However, while VivoPower, Tembo, CCTS and the combined company may elect to update these forward-looking statements at some point in the future, VivoPower, Tembo, CCTS and the combined company specifically disclaim any obligation to do so. Investors are referred to the most recent reports filed with the SEC by VivoPower and CCTS. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The combined company intends to file with the SEC a Registration Statement, which will include a preliminary proxy statement of CCTS and a prospectus of the combined company in connection with the proposed business combination. The definitive proxy statement and other relevant documents will be mailed to shareholders of CCTS as of a record date to be established for voting on the proposed business combination. SHAREHOLDERS OF CCTS AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH CCTS’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT CCTS, TEMBO, HOLDCO AND THE BUSINESS COMBINATION. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to CCTS at Cactus Acquisition Corp. 1 Ltd, 4B Cedar Brook Drive, Cranbury, NJ 08512, telephone: (609) 495-2222.

Participants in the Solicitation

CCTS, Tembo, VivoPower, the combined company and their respective directors and officers may be deemed participants in the solicitation of proxies of CCTS shareholders in connection with the proposed transaction. More detailed information regarding the directors and officers of CCTS is contained in CCTS’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 15, 2025, and is available free of charge at the SEC’s website at www.sec.gov. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of CCTS’s shareholders in connection with the proposed proposed business combination and other matters to be voted upon at the meeting of CCTS’s shareholders will be set forth in the Registration Statement for the transaction when available.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Media Contacts

VivoPower: media@vivopower.com